[NOTIFY] 72731,2755
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of the
Securities Exchange Act of 1934
(Amendment No.          )

                            Filed by the Registrant      [X]

                            Filed by a Party other than the Registrant   [  ]

                           Check the appropriate box:

                           [X]    Preliminary Proxy Statement

                           [  ]    Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6 (e) (2) )

                           [  ]    Definitive Proxy Statement

                           [  ]     Definitive Additional Materials

                           [  ]     Soliciting Material Pursuant to
240.14a-11 (c) or 240.14a-12

FCFT, INC.
                             (Name of Registrant as Specified In Its Charter)

N.A.
                                    (Name of Person(s) Filing Proxy Statement
if other than the Registrant)

                                    Payment of Filing Fee (Check the
appropriate box):

                                   [X]    No fee required.

                                   [   ]    Fee computed on table below per
Exchange Act Rules 14a-6 (I) (4) and 0-11.

                                            1)    Title of each class of
securities to which transaction applies:
__________________________________________
__________________________________________

                                            2)    Aggregate number of
securities to which transaction applies:
__________________________________________
__________________________________________

                                            3)    Per unit price or other
underlying value of transaction
                                                   computed pursuant to
Exchange Act Rule 0-11 (Set forth
the amount on which the filing fee is calculated and
state how it was determined:
__________________________________________

4)    Proposed maximum aggregate value of transaction:
_________________________________________

5)    Total fee paid:
_________________________________________

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee
is offset as provided by
Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:
__________________________________________

2)    Form, Schedule or Registration Statement No.
__________________________________________

3)    Filing Party:
__________________________________________

4)    Date Filed:
__________________________________________

                                                          FCFT, INC.
                                                        1001 Mercer Street
                                              Princeton, West Virginia 24740

                                                            Notice of 1997
                                               Annual Meeting of Stockholders

To the Stockholders of FCFT, Inc.:

    The ANNUAL MEETING of Stockholders of FCFT, Inc. will be held at Bluefield Country Club, 1501
Whitethorn Street, Bluefield, West Virginia, at 3:00 p.m., local time on April 8, 1997, for the purpose of considering and voting upon the following items as more fully discussed herein.

    1. Election of four directors to serve as members of the Board of Directors, Class of 2000.
    2. Adoption of the agreement of merger between FCFT, Inc., and a newly formed Nevada corporation formed solely to change the corporate domicile of FCFT, Inc. from Delaware to Nevada.
    3. Ratification of the selection of Deloitte & Touche, LLP, Pittsburgh, Pennsylvania, as independent auditors for the year ending December 31, 1997.
    4. Transacting of such other business as may properly come before the meeting, or any adjournment thereof.

    Only Stockholders of record at the close of business on March 10, 1997 are entitled to notice of and to vote at such meeting or at any adjournment thereof.

    To ensure your shares are represented at the Annual Meeting, please complete, sign and return the enclosed proxy as promptly as possible whether or not you plan to attend the meeting. An addressed return envelope is enclosed for your convenience. YOU MAY REVOKE YOUR
PROXY AT ANY TIME
PRIOR TO THE TIME IT IS VOTED.



By Order of the Board of Directors



John M. Mendez, Secretary to the Board

                                                          PROXY STATEMENT

                                                      Annual Meeting of
Stockholders
                                                 To Be Held on Tuesday,
April 8, 1997

    The Board of Directors of FCFT, Inc. (The "Corporation") solicits the enclosed proxy for use at the Annual Meeting of Stockholders of FCFT, Inc., which will be held on Tuesday, April 8, 1997, at 3:00 p.m., (local time) at Bluefield Country Club, 1501 Whitethorn Street, Bluefield, West Virginia, and at any adjournment thereof.
    The expenses of solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Corporation. In addition to the mailing of the proxy material, solicitation may be made in person or by telephone or telegraph by offi-cers, directors or regular employees of the Corporation.
    This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Corporation on or about March 11, 1997.

Voting
    Shares of Common Stock ($5 par value per share) represented by proxies in the accompanying form which are properly executed and returned to the Corporation will be voted at the Annual
Meeting in accordance with the stockholder's instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the nominees as described herein under "Election of Directors" and FOR ratification of the selection of Deloitte
& Touche as independent public accountants for the year ended December 31, 1997. Any stockholder has the power to revoke his proxy at any time before it is voted.
    The Board of Directors has fixed March 10, 1997 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Shares of Common Stock outstanding on the record date are entitled to be voted at the Annual Meeting, and the holders of record will have one vote for each share so held in the matters to be voted upon by the stockholders. There are no cumulative voting rights.
    Directors are elected by a plurality of votes present in person or by proxy and entitled to vote, assuming a quorum is present. All other matters coming before the meeting will be determined by majority vote of those present in person or by proxy and entitled to vote. Abstentions and broker non-votes thus have no direct effect on the election of directors, but have the effect of negative votes on other matters considered.
    As of the close of business on March 4, 1997, the outstanding shares of the Corporation consisted of 4,604,423 shares of Common Stock.

                                                             Election of
Directors

    The Corporation's Board of Directors is comprised of twelve directors, including ten non-employee directors, divided into three classes with staggered terms.
All directors are elected for
three-year terms.
    The nominees for the Board of Directors, to serve until the annual meeting of stockholders in 2000, are set forth below. All nominees are currently serving on the Corporation's Board of Directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. All nominees named herein have consented to be named and to serve as directors if elected.

		Principal Occupation and	Director of	Class
		Employment Last Five Years;	Corporation	   of
Name	Age	Principal Directorships	Since	Director
James L. Harrison, Sr.	49	President & Chief Executive	1989	2000
		Officer of the Corporation;
		President & Director of First
		Community Bank, Inc., First
		Community Bank of Mercer
		County, Inc. & Citizens Bank
		of Tazewell, Inc.

I. Norris Kantor	67	Partner, Katz, Kantor & Perkins,	1989	2000
		Attorneys-at-Law; Director,
		First Community Bank, Inc. &
		First Community Bank of Mercer
		County, Inc.

A.A. Modena	68	Past Executive Vice President and	1989	2000
		Secretary of the Corporation
		(Retired October 1, 1994);
		Director, First Community Bank, Inc.
		& First Community Bank of Mercer
		County, Inc.

William P. Stafford, II	33	Attorney, Brewster, Morhous &	1994	2000
		Cameron; Director, First Community
		Bank, Inc. & First Community Bank
		of Mercer County, Inc.

Continuing Directors
    The following persons will continue to serve as members of the Board of Directors until the Annual
Meeting of Stockholders in the year of the expiration of their designated term. The name, age, principal occupation and certain biographical information for each continuing director is presented below:

		Principal Occupation and	Director of	Class
		Employment Last Five Years;	Corporation	   of
Name	Age	Principal Directorships	    Since	Director
Sam Clark	65	Agent, State Farm Insurance;	1993	1999
		Director, First Community Bank,
		Inc. & First Community Bank of
		Mercer County, Inc.

Allen T. Hamner	55	Professor of Chemistry, West Virginia	1993	1998
		Wesleyan College; Director, First
		Community Bank, Inc. & First Community
		Bank of Mercer County, Inc.

B.W. Harvey	65	Vice President, Acme Markets of	1989	1998
		Virginia, Inc.; President, Highlands
		Real Estate Management, Inc.;
		Director, First Community Bank, Inc.
		& First Community Bank
		of Mercer County, Inc.

John M. Mendez	42	Vice President & Chief Financial	1994	1998
		Officer of the Corporation; Vice-
		President-Finance & Chief
		Administrative Officer &
		Director, First Community Bank,
		Inc., First Community Bank of
		Mercer County, Inc. & Citizens Bank
		of Tazewell, Inc.

Robert E Perkinson, Jr.	49	Vice President-Operations, MAPCO	1994	1999
		Coal, Inc.; Permac, Inc.; Race Fork
		Coal, Inc.; Director, Virginia Coal
		Association; Director, First
		Community Bank, Inc. & First
		Community Bank of Mercer County, Inc.

William P. Stafford	63	President, Princeton Machinery	1989	1999
		Service, Inc.; President, Melrose
		Enterprises, Ltd.; Chairman of the
		Board of the Corporation; Director,
		First Community Bank, Inc. & First
		Community Bank of Mercer County, Inc.

Continuing Directors
W.W. Tinder, Jr.	71	Chairman & Chief Executive	1989	1999
		Officer, Tinder Enterprises, Inc.;
		President, Tinco Leasing Corporation
		(Real Estate Holdings); Director,
		First Community Bank, Inc. &
		First Community Bank of Mercer County, Inc.

Harold Wood	78	Owner and Operator, Wood's General 	1989	1998
		Store; Director, First Community Bank, Inc.
		& First Community Bank of Mercer County, Inc.

Compensation of Directors
    During 1996, non-employee members of the Board of Directors received $500 per month. Directors of the Corporation are also reimbursed for travel or other expenses incurred in attendance at Board or committee meetings. Directors who are employees of the Corporation receive no additional compensation for service on the Board or its committees.

Meeting Attendance
    The Board of Directors held 11 meetings during 1996. All directors and those nominees who are cur-rently directors attended at least 75% of all meetings of the Board and any committee of which they are a member with the exception of I. Norris Kantor who attended eight meetings.

Board Committees
    The Board of Directors of the Corporation has an Audit Committee consisting of Messrs. Kantor,
Chairman; Wood; and William P.Stafford, all non-employee members of the Board. The Audit Committee of the Board of Directors, which held four meetings during 1996, reviews and acts on reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of the Corporation, the nature of service performed for the Corporation by and the fees to be paid to the independent auditors, the perfor-mance of the Corporation's independent and internal auditors and the accounting practices of the
Corporation. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board (subject to stockholders ratification). The Board does not maintain Nominat-ing or Compensation Committees.

Transactions With Directors and Officers
    Some of the directors and officers of the Corporation and members of their immediate families are at present, as in the past, customers of the Corporation's subsidiary banks, and have had and expect to have transactions with the banks. In addition, some of the directors and officers of the Corporation are, as in the past, also officers of or partners in entities which are customers of the banks and which have had and expect to have transactions with the banks. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Principal Stockholders
    The following sets forth information with respect to those persons, who to the knowledge of man-agement, beneficially owned more than 5% of the Corporation's outstanding stock as of March 4,
1997. All shares are subject to the named entity's sole voting and investment power.

Title of	Name and Address	Shares Beneficially	Percent
Class	of Beneficial Owner	     Owned	of Class
Common	The H.P. and Anne S. Hunnicutt Foundation	 (1) 517,120	11.44%
                  P.O. Box 309, Princeton, WV  24740

(1) William P. Stafford is deemed beneficial owner of the same shares by virtue of his position as
President of the Foundation.

Ownership of Common Stock by Directors and Executive Officers
    The following table sets forth the beneficial ownership of the Common Stock of the Corporation as of March 4, 1997, by each director and nominee, each executive officer named in the Summary
Compensation Table, and all directors and executive officers as a group including each executive officer named in this Proxy Statement.

		Percent of Class
Name of Group	Number of Shares	Beneficially Owned
Sam Clark	     20,316	           *
Allen T. Hamner	       1,688	           *
James L. Harrison, Sr.	     28,594	           *
B.W. Harvey	       3,772	           *
I. Norris Kantor	       9,791	           *
John M. Mendez	       8,893	           *
A.A. Modena	     17,639	           *
Robert E. Perkinson, Jr. (1)	       9,082	           *
William P. Stafford (2)	     91,214	      2.02%
William P. Stafford, II	     62,510	      1.38%
W.W.Tinder, Jr.	     32,400	           *
Harold Wood	     10,840	           *

All Directors and Executive Officers
as a group (Twelve Persons)	    296,739	     6.57%

    (1) Mr. Perkinson serves as Co-trustee of the Trust Under Agreement for Robert E. Perkinson, Sr., and by virtue of voting power is deemed to share beneficial ownership of an additional 129,987 shares or 2.88% of the Corporation's outstanding stock held by the Trust.

    (2) Mr. Stafford serves as President of The H.P. and Anne S. Hunnicutt Foundation, and by virtue of voting power is deemed beneficial owner of an additional 517,120 shares or 11.44% of the
Corporation's outstanding stock held by the Foundation.

*Less than one percent.

Reports of Changes in Beneficial Ownership
    Based on a review of the forms submitted to the Corporation during and with respect to its fiscal year ended December 31, 1996, no person required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934 failed to file any such report on a timely basis during that year.

                                           Report on Executive Compensation

Executive Compensation Policy

    Executive officers of the Corporation are not compensated by the Corporation, but rather, by a wholly-owned subsidiary bank. Accordingly, compensation of the executive officers who qualify for dis-
closure is determined by the subsidiary bank's Executive Committee (executive management in the case of Mr. Mendez), consisting of bank directors Bailey, Harvey, Perkinson, William P. Stafford, and Tinder. Although a member of the Executive Committee, Mr. Harrison does not participate in any Committee discussions related to his employment provisions or compensation. Executive compensations (including compensation of the Chief Executive Officer), as determined by the Executive Committee
("Committee"), is not tied directly to Company performance through specific criteria. The compensa-
tion policy of the Committee is to provide competitive levels of compensation with appropriate recog-
nition of responsibility of the respective officers. Management compensation is intended to be set at levels that the Committee believes to be consistent with other companies in the banking industry of
similar size, operations, and performance.
                                                                      Dr.
James P. Bailey            Robert E. Perkinson, Jr.
                                                                      B.W.
Harvey                       William P. Stafford

                                    W.W. Tinder, Jr.

Executive Compensation for the Years Ended December 31, 1996, 1995 and 1994
    The following summary compensation table sets forth the information concerning compensation for services in all capacities awarded to, earned by or paid to the Corporation's President and Chief
Executive Officer and to other executive officers of the Corporation whose salary and bonus exceeded
$100,000 during the years ended December 31, 1996, 1995, and 1994.

                                            Summary Compensation Table

	Capacities in Which				Other Annual
Name of Individual	         Served	    Year	        Salary	     Bonus	 Compensation
James L. Harrison, Sr.	President , Chief Exec-	    1996	 $189,999	 -----	$32,054
	utive Officer & Director	    1995	 193,821	-----	57,115
	of the Corporation; President	    1994	 193,595	-----	21,511
	& Director of First Community
	Bank, Inc. & First Community
	Bank of Mercer County, Inc.
	& Citizens Bank of Tazewell, Inc.

John M. Mendez	Vice President & Chief	    1996	  134,978	$14,295	$5,460
	Financial Officer and Director	1995	123,365	22,533	7,130
	of the Corporation;	1994	113,195	12,108	6,316
	Vice President-Finance,
	Chief Administrative Officer &
	Director of First Community
	Bank, Inc., First Community
	Bank of Mercer County, Inc. &
	Citizens Bank of Tazewell, Inc.

No long term compensation is paid to the named executive officers.

Comparative Performance of the Company
    The following chart compares cumulative total shareholder return on the Corporation's common stock for the five-year period ended December 31, 1996 with cumulative total shareholder return of 1)
The Standard & Poore's 500 market index ("S & P 500"); and 2) a group of four Peer Bank Holding
Companies ("Peer"), selected by management of the Corporation based upon relative asset size and geographic location. The graph assumes an initial investment of $100 on December 31, 1991 in the
Corporation's common stock and each of the comparative investments with dividends from each of the investments reinvested at year-end in additional shares of the stock at the then current market value.

	FCFT, INC.	S &P 500	PEER
12/31/91	90	100	123
12/31/92	107	108	207
12/31/93	216	118	200
12/31/94	278	120	181
12/31/95	312	164	224
12/31/96	326	202	232

Employment Contracts
    Under the provisions of employment contracts with Messrs. Harrison and Mendez, in the event of a change in control of the Corporation, Harrison and Mendez may elect to terminate services and be compensated at their annual salary for the balance of the term of the contract or for a period of twelve months, whichever is greater. In the event either officer is dismissed for reasons other than cause, as defined, he will be compensated at his annual salary for the balance of the term of the three-year con-tract, or twelve months, whichever is greater.

Retirement Benefits
    Through October 1996, the Corporation and its subsidiaries maintained a non-contributory Defined
Benefit Pension Plan, for all employees meeting certain eligibility requirements. In October 1996, bene-fits under this plan were frozen with termination of the plan set for November 1996. Future retirement benefits will be provided principally through the Company's Employee
Stock Ownership and Savings
Plan.
    Annual benefits payable upon retirement to eligible employees were calculated as the sum of (i) the product of one percent of the employee's highest ten-year average compensation, (up to $150,000), multiplied by the years of service; and (ii) one-half of one percent of the employee's highest ten-year average compensation in excess of $7,800 (up to $150,000), multiplied by years of service not in excess of 35. An employee's highest ten-year average compensation consists of 1/10th of all amounts received by an employee as remuneration during the highest 10 consecutive years of compensation during the
15 years of service immediately preceding the normal retirement date, the early retirement date or the disability retirement date. With the pending termination of this plan, benefits as computed above will become payable in the form of private annuities or the actuarial equivalent of the life annuities at date of termination.

    The following table includes the approximate annual retirement benefits that will be payable in a life annuity form under various assumptions as to salary and years of credit service classifications:

10-Year Highest		Years of Service
Compensation	15	25	35	45
$75,000.00	$16,920	$27,150	$38,010	$45,510
$100,000.00	$21,915	$36,525	$51,135	$61,135
$125,000.00	$27,540	$45,900	$64,260	$76,760
$150,000.00	$33,165	$55,275	$77,385	$92,385
$175,000.00	$33,165	$55,275	$77,385	$92,385
$200,000.00	$33,165	$55,275	$77,385	$92,385
$225,000.00	$33,165	$55,275	$77,385	$92,385

    Compensation for purposes of the plan consists of all salary and earned income paid by the
Corporation and is substantially identical to amounts reported in the Summary Compensation Table. The benefits listed in the table above are computed on the basis of a straight life annuity and are subject to any deductions for social security benefits or other off-set amounts.
    As of October 31, 1996, the date of the benefit freeze, the credited years of service under the retire-ment plan for the individuals named in the Summary Compensation Table were as follows: James L.
Harrison, Sr.-12 years and John M. Mendez-12 years.

Employee Stock Ownership And Savings Plan
    The individuals listed in the Summary Compensation Table are covered under the Company's
Employee Stock Ownership And Savings Plan ("ESOP"). Contributions to the ESOP portion of the plan are made annually at the discretion of the Board of Directors. Allocations of those contributions to par-ticipant's accounts are made on the basis of relative compensation (up to $150,000). Allocations to the accounts of the individuals named in the Summary Compensation Table for the 1996 year were: James
L. Harrison, Sr.-$10,500; and John M. Mendez-$10,500.
    The 401(k) Savings portion of the plan matches deferred employee contributions at the rate of 25% up to 6% of compensation. Matching contributions for 1996 for the covered persons listed in the
Summary Compensation Table were as follows: James L. Harrison, Sr.-$2,250; and John M. Mendez-$2,250.

Wrap Plan
    In July 1996, the Corporation created a Supplemental Executive
Retirement Plan ("Plan") for the purpose of providing deferred compensation which cannot be accumulated under the Basic Savings Plan due to the deferral limitations on tax-qualified pension plan benefits and contributions for highly compensated employees. The Company makes a nonqualified matching credit on employee contributions at the rate of 25% up to 6% of compensation to the extent not included in the basic plan. There were no matching contributions for 1996 for the covered persons listed in the Summary Compensation Table.

Change in Corporate Domicile
    The Corporation is currently organized under the laws of the state of Delaware. The proposed change in domicile to the state of Nevada will, at current rates, save approximately $50,000 per year in franchise taxes. The change will be effected by formation of a new Nevada corporation and merging the Corporation into it, with the Nevada corporation to be the survivor, pursuant to an agreement of merger (the "Agreement") between the Corporation and the new Nevada corporation.
    The Agreement provides that on the effective date of the merger, outstanding shares will be exchanged on a one for one basis; and each stockholder will have exactly the same interest in the new corporation after that date as he or she previously held in the Corporation. The transaction will be free of tax consequences and no material impact on the market for the Corporation's common stock is expected. The articles of incorporation and bylaws of the new corporation will be similar to those of the Corporation; and the new corporation will have a capital structure identical to that of the Corporation, as shown in the financial statements contained in the accompanying annual report to stockholders. The rights of stockholders under Nevada law will be similar to their former rights under Delaware law. The officers, directors, employees and executive offices of the Corporation will not change, and the new corporation will succeed to all assets and liabilities of the Corporation. After the effective date, the Nevada corporation will be operated in the same manner as the Corporation, with the same policy as to dividends and similar matters.

    The proposal must be approved by the holders of a majority of the Corporation's outstanding shares, and is subject to approval by the Federal Reserve Board.

THE BOARD OF DIRECTORS RECOMMENDS ADOPTION OF THE AGREEMENT OF MERGER CHANGING THE CORPORATION'S DOMICILE.

Ratification of the Selection of Auditors

    Pursuant to the Bylaws of the Corporation, stockholders will be asked to ratify the selection of
Deloitte & Touche, LLP, Pittsburgh, Pennsylvania, as independent auditors of the Corporation and its sub-sidiaries for the fiscal year ending December 31, 1997. The firm of Deloitte & Touche, LLP, as independent auditors has examined the financial statements of the Corporation and its subsidiaries each year since 1985 and has no relationship with the Corporation or its subsidiaries except in its capacity as auditors. In connection with its audit of the Corporation's financial statements for the years ended December 31, 1985 through 1996, Deloitte & Touche, LLP, reviewed the Corporation's annual reports to stockholders and its filings with the Securities and Exchange Commission and conducted reviews of quarterly reports to stockholders.
    The Audit Committee of the Board of Directors recommended to the Board of Directors that Deloitte
& Touche, LLP, be appointed as independent auditors for the year ended December 31, 1997. The Board of Directors has made that appointment and recommends that the stockholders ratify the selection of Deloitte & Touche, LLP, as independent auditors for the ensuing year.
    A representative of Deloitte & Touche, LLP, is not expected to be present at the meeting . However, inquiries or questions of Deloitte & Touche, LLP, may be directed to Mr. Kenneth A. Liss, Partner, Deloitte & Touche, LLP, 2500 One PPG Place, Pittsburgh, PA 15222-5401, (412) 338-7200.

                                                               Other Matters

    All properly executed proxies received by the Corporation will be voted at the meeting in accor-dance with the specifications contained thereon. The Board of Directors knows of no other matter which may properly come before the meeting for action. However, if any other matter does properly come before the meeting, the persons named in the proxy materials enclosed will vote in accordance with their judgment upon such matter.

                                                          Stockholder Proposals

    If any stockholder intends to present a proposal at the 1998 Annual Meeting, such proposals must be received by the Corporation at its principal executive offices on or before November 13, 1997.
Otherwise, such proposal will not be considered for inclusion in the Corporation's Proxy Statement for such meeting.

    You are urged to properly complete, execute and return the enclosed form of proxy.

By Order of the Board of Directors



John M. Mendez, Secretary to the Board
March 11, 1997

Proxy for Annual Meeting of Stockholders
FCFT, INC. 1001 MERCER STREET, PRINCETON, WEST VIRGINIA 24740
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Robert L. Schumacher and Barbara J. Buchanan, or either of them, attorney and proxy with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders of FCFT, Inc. (the "Corporation") to be held on Tuesday, April 8, 1997, at Bluefield Country Club, Whitethorn Street, Bluefield, West Virginia 24701, at 3:00 p.m., local time, and any adjournment thereof, with all power then possessed by the undersigned, and to vote, at that meeting or any adjournment thereof, all shares which the undersigned would be entitled to vote if personally present.

1.  FOR  [   ]  the election of 4 directors-Class of 2000
     James L. Harrison, Sr.    A.A. Modena
      I. Norris Kantor             William P. Stafford, II

     WITHHOLD AUTHORITY  [   ]
      You may withhold authority to vote for any nominee by lining through or otherwise striking out his name.

2. To adopt the agreement of merger by which the Corporation will change its corporate domicile from Delaware to Nevada.
FOR  [   ]   AGAINST  [   ]  ABSTAIN  [   ]

3. To ratify the selection of the firm Deloitte & Touche, LLP, Pittsburgh, Pennsylvania, as independent auditors for the Corporation for the fiscal year ending December 31, 1997.
FOR   [   ]    AGAINST   [   ]   ABSTAIN   [   ]

4.  To vote upon such other business as may properly come before this meeting.

CONTINUED ON REVERSE
SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF AUTHORITY IS NOT WITHHELD OR IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR
ITEMS 1, 2 AND 3 ABOVE.

Dated: _________________________, 1997     ________________________________

     Signature of Stockholder


    ________________________________

   Signature of Stockholder

[   ] Please check if you plan to attend the Stockholder's Meeting on April 8,
1997.

Please sign your name(s) exactly as shown imprinted hereon. If more than one name appears as part of registration name, all names must sign. If acting in executor, trustee or other fiduciary capacity, please sign as such.